Exhibit 3.10

CERTIFICATE OF INCORPORATION

OF

ROYAL ROSES, INC.

CERTIFICATE OF INCORPORATION

OF

ROYAL ROSES, INC.

* * * * *

FIRST. The name of the corporation is ROYAL ROSES, INC.

SECOND. Its principal office in the State of Delaware is located at No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name and address of its resident agent is The Corporation Trust Company, No. 100 West Tenth Street, Wilmington 99, Delaware.

THIRD. The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

To acquire by purchase, subscription, contract or otherwise, and to hold, sell, exchange, mortgage, pledge or otherwise dispose of, or turn to account or realize upon, and generally to deal in and with, all forms of securities, including, but not by way of limitation, shares, stocks, bonds, debentures, coupons, notes, scrip, mortgages, evidences of indebtedness, commercial paper, certificates of indebtedness and certificates of interest issued or created in any and all parts of the world by corporations, associations, partnerships, firms, trustees, syndicates, individuals, governments, states, municipalities, and other political and governmental divisions and subdivisions, or by any combinations, organizations, or entities whatsoever, or issued or created by others, irrespective of their form or the name by which they may be described, and all trust participation and other certificates of, and receipts evidencing interest in, any such securities.

To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trade-marks and trade names, relating to or useful in connection with any business of this corporation.

To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge, or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and others securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joints stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the rights to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

To borrow or raise moneys for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

To loan to any person, firm or corporation any of its surplus funds, either with or without security.

To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of, real and personal property of every class and description in any of the states, districts, territories or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony or country.

In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the General Corporation Law of the State of Delaware, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

FOURTH. The total number of shares of stock which the corporation shall have authority to issue is one thousand

(1,000) and the par value of each of such shares is One Hundred Dollars ($100.00) amounting in the aggregate to One Hundred Thousand Dollars ($100,000.00).

FIFTH. The minimum amount of capital with which the corporation will commence business is One Thousand Dollars ($1,000.00).

SIXTH. The names and places of residence of the incorporators are as follows:

NAMES	RESIDENCES
B. J. Consono	Wilmington, Delaware

F. J. Obara, Jr.	Wilmington, Delaware

A. D. Grier	Wilmington, Delaware

SEVENTH. The corporation is to have perpetual existence.

EIGHTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

NINTH. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

To make, alter or repeal the by-laws of the corporation.

To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders’ meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

TENTH. Meetings of stockholders may be held outside the State of Delaware, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by ballot unless the by-laws of the corporation shall so provide.

ELEVENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands and seals this 14th day of July, A.D. 1966.

/s/ B.J. Consono	(SEAL)

/s/ F.J. Obara, Jr.	(SEAL)

/s/ A.D. Grier	(SEAL)

STATE OF DELAWARE	)
	)	ss:
COUNTY OF NEW CASTLE	)

BE IT REMEMBERED that on this 14th day of July, A.D. 1966, personally came before me, a Notary Public for the State of Delaware, B. J. Consono, F. J. Obara, Jr. and A. D. Grier, all of the parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers respectively and that the facts therein stated are truly set forth.

GIVEN under my hand and seal of office the day and year aforesaid.

/s/ A. Dana Atwell
Notary Public

A. Dana Atwell

Notary Public

Appointed October 29, 1965

State of Delaware

Term Two Years

CERTIFICATE OF MERGER

OF

JACKSON & PERKINS HOLDINGS, INC.

AND

J & P LUWASA INC.

INTO

JACKSON & PERKINS COMPANY

(UNDER SECTION 251 OF THE GENERAL

CORPORATION LAW OF THE STATE OF DELAWARE)

Jackson & Perkins Company hereby certifies that:

FIRST: The name and state of incorporation of each of the constituent corporations is as follows:

Name	State of Incorporation
Jackson & Perkins Company	Delaware

Jackson & Perkins Holdings, Inc.	Delaware

J & P Luwasa Inc.	Delaware

SECOND: An agreement of merger among Jackson & Perkins Company, Jackson & Perkins Holdings, Inc. and J & P Luwasa Inc., has been approved, adopted, certified, executed and acknowledged by each of such corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation is Jackson & Perkins Company.

FOURTH: The Certificate of Incorporation of Jackson & Perkins Company shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: The executed agreements of merger are on file at the principal place of business of the surviving corporation, the address of which is 2518 South Pacific Highway, Medford, Oregon 97501.

SIXTH: A copy of the agreement of merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, Jackson & Perkins Company has caused this certificate to be executed by its officers thereunto duly authorized this 29th day of November, 1994.

JACKSON & PERKINS COMPANY

By	/s/ WILLIAM H. WILLIAMS
William H. Williams President

Attest:

By	/s/ EDWARD W. BECK
Edward W. Beck Secretary

CERTIFICATE OF AMENDMENT

OF

ROYAL ROSES, INC.

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

BEFORE PAYMENT OF CAPITAL

OF

ROYAL ROSES, INC.

We, the undersigned, being all of the duly qualified directors of ROYAL ROSES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DO HEREBY CERTIFY:

FIRST: That Article FIRST of the certificate of incorporation be and it hereby is amended to read as follows:

“FIRST. The name of the corporation is SESOR CORPORATION.”

SECOND: That no part of the capital of said corporation has been paid.

IN WITNESS WHEREOF, We have signed this certificate this 22nd day of July, 1966.

/s/ B.J. Consono	(SEAL)

/s/ F.J. Obara, Jr.	(SEAL)

/s/ A.D. Grier	(SEAL)

STATE OF DELAWARE	)
	)	ss:
COUNTY OF NEW CASTLE	)

BE IT REMEMBERED that on this 22nd day of July, 1966, personally came before me a Notary Public for the State of Delaware, B. J. Consono, F. J. Obara, Jr. and A. D. Grier all of the directors of the foregoing corporation, known to me personally to be such and severally acknowledged the said amended certificate to be the act and deed of the signers respectively, and that the facts therein stated are truly set forth.

GIVEN under my hand and seal of office the day and year aforesaid.

/s/ A. Dana Atwell
Notary Public

A. Dana Atwell

Notary Public

Appointed October 29, 1965

State of Delaware

Term Two Years

CERTIFICATE OF AMENDMENT

OF

SESOR CORPORATION

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

* * * * *

SESOR CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY.

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “FOURTH” so that, as amended, said Article shall be and read as follows:

“FOURTH. The total number of shares of stock which the corporation shall have authority to issue is two thousand (2,000) and the par value of each of such shares is One Hundred Dollars ($100.00) amounting in the aggregate to Two Hundred Thousand Dollars ($200,000.00).”

SECOND: That the said amendment has been consented to and authorized by the holders of all the issued and outstanding stock, entitled to vote, by a written consent given in accordance with the provisions of section 228 of The General Corporation Law of Delaware, and filed with the corporation.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of Delaware.

FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said SESOR CORPORATION has caused its corporate seal to be hereunto affixed and this certificate to be signed by Frederick R. McBrien, its Vice President, and G. A. Cottingham, its Secretary, this 21st day of December, 1966.

SESOR CORPORATION

By	/s/ Frederick R. McBrien
Vice President

By	/s/ G.A. Cottingham
Secretary

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF ORANGE	)

BE IT REMEMBERED that on this 21st day of December, A.D. 1996, personally came before me Ethel S. Gerber, a Notary Public in and for the County and State aforesaid, Frederick R. McBrien, Vice President of SESOR CORPORATION, a corporation of the State of Delaware, the corporation described in and which executed the foregoing certificate, known to me personally to be such, and he, the Frederick R. McBrien as such Vice President, duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation; that the signatures of the said Vice President and of the Secretary of said corporation to said foregoing certificate are in the handwriting of the said Vice President and Secretary of the said corporation respectively, and that the seal affixed to said certificate is the common or corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

/s/ ETHEL S. GERBER
Notary Public

My Commission Expires
December 8, 1970

CERTIFICATE OF OWNERSHIP

AND MERGER

MERGING JACKSON & PERKINS COMPANY

INTO

SESOR CORPORATION

UNDER SECTION 253 OF THE GENERAL

CORPORATION LAW OF DELAWARE

SESOR CORPORATION, a Delaware corporation, certifies that:

1. SESOR CORPORATION owns all of the outstanding stock of JACKSON & PERKINS COMPANY, a New York corporation.

2. At a special meeting of the Board of Directors of SESOR CORPORATION duly held on February 12, 1974, the following resolutions were adopted by a majority of said Board of Directors to merge JACKSON & PERKINS COMPANY into SESOR CORPORATION and to assume all of its obligations:

WHEREAS, this corporation owns all of the outstanding stock of JACKSON & PERKINS COMPANY, a New York corporation; and

WHEREAS, it is deemed in the best interests of this corporation and its shareholders that JACKSON & PERKINS COMPANY be merged with and into this corporation.

NOW, THEREFORE BE IT RESOLVED: That pursuant to Section 253 of the General Corporation Law of Delaware this corporation merge JACKSON & PERKINS COMPANY into itself and assume all the obligations of said JACKSON & PERKINS COMPANY as of the close of business on March 15, 1974.

RESOLVED FURTHER: That the President and Secretary or Assistant Secretary of this corporation be, and they hereby are, authorized and directed to execute, acknowledge, and file a Certificate of Ownership and Merger pursuant to Section 253 of the General Corporation Law of Delaware and a Certificate of Merger with the New York Department of State pursuant to Section 907 of the New York Business Corporations Law and to take such further action as they deem necessary and proper to consummate said merger.

RESOLVED FURTHER: That the name if this corporation be, and hereby is, changed to JACKSON & PERKINS COMPANY.

RESOLVED FURTHER: That this merger shall be considered to be pursuant to a plan of liquidation within the meaning of Section 332(b) of the Internal Revenue Code of 1954, as amended, which plan is as follows:

(1) The corporation shall file a Certificate of Ownership and Merger with the Delaware Secretary of State and a Certificate of Merger with the New York Department of State.

(2) On the date of such filing, all assets and all liabilities of JACKSON & PERKINS COMPANY shall be transferred to the corporation.

IN WITNESS WHEREOF, SESOR CORPORATION has executed

this Certificate of Ownership and Merger this 13th Day of February, 1974, as Medford, Oregon.

SESOR CORPORATION

[CORPORATE SEAL]	By	/s/ DAVID HOLMES
David Holmes, President

	By	/s/ GLENN HARRISON
Glenn Harrison, Secretary

Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing Certificate of Ownership and Merger are true and correct and that it is the act and deed of SESOR CORPORATION.

EXECUTED at Medford, Oregon, on February 13, 1974.

/s/ DAVID HOLMES
David Holmes, President

/s/ GLENN HARRISON
Glenn Harrison, Secretary